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                                                                  EXHIBIT 23.4

                              SIMMONS & COMPANY
                                INTERNATIONAL

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                  CONSENT OF SIMMONS & COMPANY INTERNATIONAL

Houston, Texas
January 15, 1996

     We hereby consent to: (i) the inclusion as an Appendix to the Registration Statement related to the merger of a wholly owned subsidiary of Tidewater Inc. with Hornbeck Offshore Services, Inc. ("Hornbeck") on form S-4 (the "Tidewater S-4") of our letter dated December 21, 1995 regarding our opinion as to the fairness, from a financial point of view, to the holders of shares of common stock of Hornbeck of the consideration to be received by such holders; and (ii) the use of certain information from such letter in the Tidewater S-4.

                                          SIMMONS & COMPANY INTERNATIONAL

                                      /s/ NICHOLAS L. SWYKA
                                          Nicholas L. Swyka
                                          Managing Director

700 LOUISIANA, SUITE 5000 HOUSTON, TEXAS 77002-2753 (713) 236-9999
                               FAX: (713) 223-7800